Exhibit 10.23

SECOND AMENDMENT
TO THE
CREDIT ACCEPTANCE CORPORATION
AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan (the “Plan”), previously amended effective as of June 5, 2024, was adopted by the Board of Directors of the Company (the “Board”) on September 19, 2024, effective as of the date set forth below. Any capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
WHEREAS, pursuant to Section 7.08 of the Plan, the Board may amend or modify the Plan at any time and from time to time, subject to shareholder approval if required for any such amendment, but no amendment shall be made that would adversely affect any award previously granted under the Plan in any material way without the Participant’s consent;
WHEREAS, the Board has determined that it is advisable and in the best interests of the Company to allow for the grant of Restricted Stock Awards and/or Restricted Stock Unit Awards in fractional shares of Common Stock, the vesting of such Awards with respect to fractional shares of Common Stock and for the settlement of such Awards in fractional shares of Common Stock, all subject to the overall limitations set forth in the Plan; and
WHEREAS, the Board desires to amend the Plan to provide for the foregoing, effective as of the date hereof.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date hereof:

1.Section 3.01 of the Plan (“Restricted Stock and Restricted Stock Units”) is hereby replaced in its entirety with the following:

“The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock (including with respect to fractional shares of Common Stock) as it shall designate. Such Restricted Stock Awards and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Restricted Stock Award or Restricted Stock Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine.”

2.Section 6.01 of the Plan (“Adjustments”) is hereby amended to replace the final sentence of Section 6.01(b) thereof with the following sentence:

“Any such adjustment may result in fractional shares becoming subject to an Award, provided, however, that the Committee may determine, in its sole discretion, to provide for the elimination of any fractional share that might otherwise become subject to an Award.”

3.Section 7.01 of the Plan (“Partial Exercise/Fractional Shares”) is hereby replaced in its entirety with the following:

“The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan, provided that any such exercise of an Option shall be made with respect to a whole number of shares of Common Stock. Unless otherwise provided in an Agreement pursuant to Section 3.01 of the Plan, an Award shall only be issued and settled in a whole number of shares and the Fair Market Value of any fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.”

4.This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

5.Except as expressly provided, all of the terms, covenants, conditions, restrictions and other provisions contained in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned being all of the members of the Board have executed this consent effective as of the date of last signature.

/s/ Thomas N. Tryforos	/s/ Scott J. Vassalluzzo
Thomas N. Tryforos, Lead Director	Scott J. Vassalluzzo, Director

/s/ Glenda J. Flanagan	/s/ Vinayak R. Hegde
Glenda J. Flanagan, Director	Vinayak R. Hegde, Director

/s/ Sean E. Quinn	/s/ Kenneth S. Booth
Sean E. Quinn, Director	Kenneth S. Booth, Director
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